Exhibit 99.1

SCHEDULE 13D JOINT FILING AGREEMENT

In accordance with the requirements of Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, and subject to the limitations set forth therein, the parties set forth below agree to jointly file the Schedule 13D to which this joint filing agreement is attached, and have duly executed this joint filing agreement as of the date set forth below.

Date: December 13, 2012

YOUNG INNOVATIONS HOLDINGS LLC

By:	/s/ Anthony B. Davis
Name: Anthony B. Davis
Title: President

LINDEN CAPITAL PARTNERS II LP

By: Linden Manager II LP
Its: General Partner

By: Linden Capital II LLC
Its: General Partner

By:	/s/ Anthony B. Davis
Name: Anthony B. Davis
Its: Managing Partner

LINDEN MANAGER II LP

By: Linden Capital II LLC
Its: General Partner

By:	/s/ Anthony B. Davis
Name: Anthony B. Davis
Its: Managing Partner

LINDEN CAPITAL II LLC

By:	/s/ Anthony B. Davis
Name: Anthony B. Davis
Its: Managing Partner

/s/ Anthony B. Davis
Anthony B. Davis

/s/ Eric C. Larson
Eric C. Larson

/s/ Brian C. Miller
Brian C. Miller